LOCKUP AGREEMENT
                                ----------------

                                August __, 2003


TS  Electronics  Corporation  ("TSEC")
TS  Electronics,  XinMao  Technology  Park,  D1,  Suite  5C-DTianjin,  China

 and

Sherie  Adams,  C.L.A.S.  (the  "Custodian")
Fuller,  Tubb,  Pomeroy  and  Stokes
201  Robert  S.  Kerr  Ave.,  Suite  1000
Oklahoma  City,  OK  73102


Ladies  and  Gentlemen:

     The undersigned shareholder ("Shareholder") is the legal and beneficial owner or the holder of record, as applicable, of shares of Common Stock, as indicated on the execution page of this Agreement (the "Shares"), of the company (the "Company") reorganized pursuant to that certain Reorganization Agreement dated as of July 31, 2003 among TSEC, Softstone, Inc. ("SOFS") and those certain parties thereto (the "Reorganization", and such agreement referred to herein as the "Reorganization Agreement").

During a period equal to the earlier to occur of (1) the expiration of nine months following the Closing Date of the Reorganization Agreement (as such term is defined therein) or (2) the date that the SEC declares effective a registration statement filed to register for resale shares of the Company sold in a private-investment-in-a-public-entity transaction to certain institutional or other investors after such Closing Date ("the Lockup Period"), during which period the Company will offer to sell shares of its common stock to investors pursuant to an exemption from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act, for good and valuable consideration, Shareholder hereby irrevocably agrees that without the prior written consent of a duly designated representative of the Company (which consent may not be unreasonably withheld) Shareholder will not sell, offer to sell, solicit an offer to buy, contract to sell, loan, pledge, grant any option to purchase, or otherwise transfer or dispose of (collectively, a "Disposition") the Shares during the Lockup Period. The foregoing restriction is expressly agreed to prevent Shareholder from engaging in any hedging, pledge, or other transaction which is designed to, or which may reasonably be expected to lead to or result in a Disposition of the Shares during the Lockup Period even if such Shares would be disposed of by someone other than Shareholder. Such prohibited hedging, pledge, or other transaction would include, without limitation, any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lockup Period, or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any of the Shares or with respect to any

                                                                    Exhibit 10.6
                                                               Page 1 of 2 Pages
security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from the Shares.

     Notwithstanding the foregoing, Shareholder may transfer or otherwise dispose of the Shares as a gift, provided that the donee thereof agrees to be bound by the terms of this Agreement.

     As a further restriction, Shareholder agrees that during the term of this Lockup Agreement the Shares that are the subject of this Agreement shall be retained in the custody of Sherie Adams, CLAS, whose address is set forth below. Upon the expiration of the Lockup Period, such Shares will be released and delivered to the address provided below.

     Shareholder acknowledges that the Custodian may reasonably rely upon the representations set forth in this Agreement. Shareholder agrees that the provisions of this Agreement shall be binding upon the successors, assigns, heirs, personal and legal representatives of Shareholder. Further, Shareholder hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Shares except in compliance with this Agreement.


                                   Very  truly  yours,

                                   _________________________________

                                   _________________________________
                                   (Print  Shareholder  Name)



                                   Number  of  Shares  held___________

                                   Delivery  address  for  Shares  after  Lockup

                                   _____________________________
                                   _____________________________
                                   _____________________________

                    AGREED:        Custodian:

                                   __________________________________
                                   Sherie  Adams,  CLAS
                                   Fuller,  Tubb,  Pomeroy  and  Stokes
                                   201  Robert  S.  Kerr  Ave.,  Suite  1000
                                   Oklahoma  City,  OK  73102



                                                                    Exhibit 10.6
                                                               Page 2 of 2 Pages